Exhibit 99.1

Supplemental Financial Information

21st Century Oncology, Inc. (21C), a subsidiary of the Company, has payment obligations under the senior secured credit facility, and Senior Notes that are guaranteed by the Company. The Company owns 100% of 21C and certain domestic subsidiaries of 21C, all of which are, directly or indirectly, 100% owned by 21C (the “Subsidiary Guarantors” and, collectively with the Company, the “Guarantors”). Such guarantees are full, unconditional and joint and several. The consolidated joint ventures, foreign subsidiaries and professional corporations of the Company are non‑guarantors. The following supplemental financial information sets forth, on an unconsolidated basis, selected balance sheet accounts, revenues and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) information.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

September 30, 2016

	Parent
Selected Balance Sheets Accounts	Issuer &
As of September 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated
Assets
Cash	26,032	23,664	—	49,696
Current assets (excluding cash)	118,329	47,609	—	165,938
Long-term assets	831,543	157,207	(149,424)	839,326
Total Assets	975,904	228,480	(149,424)	1,054,960

Liabilities
Current portion of debt	1,104,149	2,513	—	1,106,662
Current liabilities (excluding debt)	135,441	20,651	—	156,092
Long-term debt, less current portion	13,508	4,223	—	17,731
Long-term liabilities (excluding debt)	107,681	48,476	(39,386)	116,771
Total Liabilities	1,360,779	75,863	(39,386)	1,397,256

	Parent
Selected Income Statement Accounts	Issuer &
For the Nine Months Ended September 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	615,924	208,480	(50,044)	774,360

EBITDA	36,243	24,669	(9,659)	51,253
EBITDA Adjustments:
Intercompany equity investments	(9,659)	—	9,659	—
Net income attributable to noncontrolling interest	—	4,534	—	4,534
Noncontrolling interest cash distributions	—	(3,208)	—	(3,208)
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—	—	(12,629)
Gain on BP settlement	(517)	—	—	(517)
Impairment loss	2,595	—	—	2,595
Fair value adjustment of earn-out liabilities	1	—	—	1
Fair value adjustment of embedded derivatives and other financial instruments	22,186	—	—	22,186
Other expenses	9,851	110	—	9,961
Non-cash expenses	2,249	184	—	2,433
Sale-lease back adjustments	(940)	—	—	(940)
Acquisition-related costs	1,140	40	—	1,180
Litigation matters	1,888	—	—	1,888
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements	17,230	—	—	17,230
Sub-total	69,638	26,329	—	95,967
Allocated share of Non-Guarantor EBITDA to Guarantor	18,035	(18,035)	—	—
Pro-Forma Adjusted EBITDA	87,673	8,294	—	95,967

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

September 30, 2015

	Parent
Selected Balance Sheets Accounts	Issuer &
As of December 31, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated
Assets
Cash	48,336	16,875	—	65,211
Current assets (excluding cash)	121,775	44,283	(9,992)	156,066
Long-term assets	895,264	170,023	(182,703)	882,584
Total Assets	1,065,375	231,181	(192,695)	1,103,861

Liabilities
Current portion of debt	1,020,343	3,534	—	1,023,877
Current liabilities (excluding debt)	169,946	28,556	(9,912)	188,590
Long-term debt, less current portion	43,728	5,505	—	49,233
Long-term liabilities (excluding debt)	138,867	44,104	(74,927)	108,044
Total Liabilities	1,372,884	81,699	(84,839)	1,369,744

	Parent
Selected Income Statement Accounts	Issuer &
For the Nine Months Ended September 30, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	518,638	361,237	(63,772)	816,103

EBITDA	(16,471)	37,538	(13,738)	7,329
EBITDA Adjustments:
Intercompany equity investments	(13,738)	—	13,738	—
Net income attributable to noncontrolling interest	—	6,610	—	6,610
Noncontrolling interest cash distributions	—	(4,072)	—	(4,072)
Early extinguishment of debt	37,390	—		37,390
Gain on BP settlement	(5,796)	—		(5,796)
Fair value adjustment of earn-out liabilities	(1,632)	1,114	—	(518)
Fair value adjustment of embedded derivatives and other financial instruments	8,922	—	—	8,922
Other expenses	5,966	179	—	6,145
Non-cash expenses	2,929	364	—	3,293
Sale-lease back adjustments	(760)	—	—	(760)
Acquisition-related costs	3,325	182	—	3,507
Litigation matters	57,775	—	—	57,775
Pro-Forma full period effect of acquisition EBITDA	467	—	—	467
Sub-total	78,377	41,915	—	120,292
Allocated share of Non-Guarantor EBITDA to Guarantor	28,779	(28,779)	—	—
Pro-Forma Adjusted EBITDA	107,156	13,136	—	120,292

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

September 30, 2016

	Parent
Selected Income Statement Accounts	Issuer &
For the Three Months Ended September 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	195,250	70,867	(20,438)	245,679

EBITDA	(34,011)	8,511	(2,786)	(28,286)
EBITDA Adjustments:
Intercompany equity investments	(2,786)	—	2,786	—
Net income attributable to noncontrolling interest	—	1,422	—	1,422
Noncontrolling interest cash distributions	—	(1,801)	—	(1,801)
Gain on BP settlement	—	—	—	—
Impairment loss	770	—	—	770
Fair value adjustment of embedded derivatives and other financial instruments	34,976	—	—	34,976
Other expenses	6,192	34	—	6,226
Non-cash expenses	753	47	—	800
Sale-lease back adjustments	(359)	—	—	(359)
Acquisition-related costs	181	9	—	190
Litigation matters	636	—	—	636
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements	9,049	—	—	9,049
Sub-total	15,401	8,222	—	23,623
Allocated share of Non-Guarantor EBITDA to Guarantor	5,632	(5,632)	—	—
Pro-Forma Adjusted EBITDA	21,033	2,590	—	23,623

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

September 30, 2015

	Parent
Selected Income Statement Accounts	Issuer &
For the Three Months Ended September 30, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	162,832	121,143	(21,718)	262,257

EBITDA	(21,650)	13,744	(808)	(8,714)
EBITDA Adjustments:
Intercompany equity investments	(808)	—	808	—
Net income attributable to noncontrolling interest	—	2,530	—	2,530
Noncontrolling interest cash distributions	—	(2,050)	—	(2,050)
Gain on BP settlement	(5,796)	—	—	(5,796)
Fair value adjustment of earn-out liabilities	12	—	—	12
Fair value adjustment of embedded derivatives and other financial instruments	1,787	—	—	1,787
Other expenses	2,145	55	—	2,200
Non-cash expenses	818	126	—	944
Sale-lease back adjustments	4	—	—	4
Acquisition-related costs	1,095	33	—	1,128
Litigation matters	39,256	—	—	39,256
Pro-Forma full period effect of acquisition EBITDA	117	—	—	117
Sub-total	16,980	14,438	—	31,418
Allocated share of Non-Guarantor EBITDA to Guarantor	9,913	(9,913)	—	—
Pro-Forma Adjusted EBITDA	26,893	4,525	—	31,418